EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-29543 of Sybron Chemicals Inc. of our report dated February 24, 1998 appearing on Page F-2 of Sybron Chemicals Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Current Report on Form 8-K.


PRICE WATERHOUSE LLP
Philadelphia, PA
October 13, 1998

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